Exhibit 10.15

FOURTH AMENDMENT TO THE
PNM RESOURCES, INC.
OFFICER LIFE INSURANCE PLAN

Effective January 1, 2004, PNM Resources, Inc. established the PNM Resources, Inc. Officer Life Insurance Plan (the “Plan”).  The Plan was subsequently amended on three previous occasions.  The purpose of this Fourth Amendment is to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”).  Section 409A of the Code became applicable to the Plan as of January 1, 2005.  The Plan has been and shall continue to be administered in good faith compliance with the requirements of Section 409A from January 1, 2005 through December 31, 2008.

1.           Except as noted below, this Fourth Amendment shall be effective as of January 1, 2009.

2.           This Fourth Amendment amends only the provisions of the Plan as noted below, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Fourth Amendment.

3.           Section 3.4 (Condition to Participation) of the Plan is hereby amended and restated in its entirety to read as follows:

3.4           Condition to Participation.  As a condition of participation in the Plan, an eligible employee (including an Officer) must take all action required by the Plan Administrator as a condition to participating in the Plan, including taking a physical examination and such other steps as may be required as a condition to the Company’s purchase of a Policy on the life of the Participant.  The Plan Administrator shall determine the effective date of an eligible employee’s participation in the Plan.  In no event will an employee become a Participant in the Plan prior to the issuance of a Policy on the employee’s life.  If an employee is not insurable at standard rates, the employee will be excluded from participation in the Plan. If an employee is excluded, the Company, in the exercise of its discretion, may make alternative arrangements which shall be provided pursuant to a separate written agreement which complies in all respects with Section 409A of the Internal Revenue Code.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed as of this 21st day of November, 2008.

PNM RESOURCES, INC.

By: /s/ Alice A. Cobb
                                                                                                           Its: SVP, Chief Administrative Officer